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                                                                    EXHIBIT 23.3

                             HUDDLESTON & CO. INC.

                      PETROLEUM AND GEOLOGICAL ENGINEERS

                            1111 FANNIN-SUITE 1700
                             HOUSTON, TEXAS 77002

                                ---------------

                                (713) 658-0248

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER

As independent petroleum consultants, Huddleston & Co., Inc., hereby consents
(i) to the reference to our Firm as experts and the summarization of our reports entitled "HarCor Energy, Inc., Estimated Future Reserves and Revenues for Certain Properties as of January 1, 1997," as detailed in the Form 10-K for the year ended December 31, 1996, for HarCor Energy, Inc., filed with the Securities and Exchange Commission in March 1997 and (ii) to the incorporation by reference of such Form 10-K in the Registration Statements of HarCor Energy, Inc., on Form S-8 (No. 33-69312) and Form S-3 (No. 33-84496).


                                        HUDDLESTON & CO., INC.


                                        By:  /s/ Peter D. Huddleston
                                           --------------------------------
                                           Peter D. Huddleston, P.E.
                                           President

Houston, Texas
March 27, 1997